UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2019

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2019, Wynn Resorts, Limited (the "Company") entered into an amended and restated employment agreement with Matt Maddox, Chief Executive Officer of the Company (the "Maddox Employment Agreement"). The Maddox Employment Agreement is effective as of December 16, 2019, and contains substantially the same terms as his previous employment agreement with the Company, except as described herein. Under the Maddox Employment Agreement, Mr. Maddox receives the same salary and bonus target compensation as his previous employment agreement. In addition, the Maddox Employment Agreement provides for a grant of performance-based restricted stock of the Company in a target amount of 100,000 shares (the “Performance Shares”). Vesting of the Performance Shares will be subject to the achievement of pre-established financial performance and strategic goals over the next three years, instead of vesting solely on the basis of continued employment. The Performance Shares will be granted pursuant to the Company’s 2014 Omnibus Incentive Plan. Mr. Maddox remains eligible to receive annual restricted stock grants as part of his annual compensation award. The Maddox Employment Agreement extends the termination date of the agreement from February 27, 2021 to December 16, 2022.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Maddox Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: December 17, 2019	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President and General Counsel